Exhibit 99.2

NOTICE OF GUARANTEED DELIVERY

of Warrants of

ProUroCare Medical Inc.

Pursuant to the Offer dated September 25, 2009

This Notice of Guaranteed Delivery, or one substantially in the form hereof, must be used to accept the Offer (as defined below) if:

•                  Warrants are not immediately available or Warrant holders cannot deliver Warrants to Interwest Transfer Company, Inc. (the “Depositary”) prior to the Expiration Date,

•                  The procedure for book-entry transfer cannot be completed on a timely basis, or

•                  Time will not permit all required documents, including a properly completed and duly executed Letter of Transmittal (or a manually signed facsimile of the Letter of Transmittal) and any other required documents, to reach the Depositary prior to the Expiration Date.

The Offer Letter/Prospectus and the related Letter of Transmittal, as amended or supplemented from time to time, together constitute the “Offer.”

TO:        INTERWEST TRANSFER COMPANY, INC.

1981 Murray Holladay Road

Suite 100

Salt Lake City, Utah 84117

Attention: Reorganization Department

Facsimile: (801) 277-3147

This Notice of Guaranteed Delivery, properly completed and duly executed, may be delivered by hand, mail, overnight courier or facsimile transmission to the Depositary, as described in the section of the Offer Letter/Prospectus entitled “The Offer—Procedure for Exercising and Tendering Warrants.” The method of delivery of all required documents is at your option and risk. If delivery is by mail, it is recommended that you use registered mail with return receipt requested (properly insured).

For this notice to be validly delivered, it must be received by the Depositary at the above address before the Offer expires and be accompanied by a certified bank check or wire transfer of immediately available funds in accordance with the amount of the purchase price of the common stock being acquired upon exercise of the Warrants tendered, payable to the Depositary. Delivery of this notice to another address will not constitute a valid delivery. Delivery to the Company or the book-entry transfer facility will not be forwarded to the Depositary and will not constitute a valid delivery.

Your signature on this Notice of Guaranteed delivery must be guaranteed by an “Eligible Institution,” and the Eligible Institution must also execute the Guarantee of Delivery attached hereto. An “Eligible Institution” is a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended. In addition, if the instructions to the Letter of Transmittal require a signature on a Letter of Transmittal to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

By signing this Notice of Guaranteed Delivery, you exercise, upon the terms and subject to the conditions described in the Offer Letter/Prospectus and the related Letter of Transmittal, receipt of which you hereby acknowledge, the number of Warrants specified below pursuant to the guaranteed delivery procedure described in the section of the Offer Letter/Prospectus entitled “The Offer—Procedure for Exercising and Tendering Warrants.”

Please list the Warrant certificates you elect to exercise.

Certificate Numbers*	Number of Warrants Represented by Certificate	Number of Warrants Being Exercised

TOTAL WARRANTS EXERCISED:

*        Need not be completed if warrants are being tendered through The Depositary Trust Company (“DTC”).

SIGNATURES

Signature(s) of Warrant Holder(s)

Name(s) of Warrant Holder(s) (Please Print)

Address

City, State Zip

Telephone Number

Date

GUARANTEE OF SIGNATURES

Authorized Signature

Name

Title

Name of Firm (must be an Eligible Institution as defined in this Notice of Guaranteed Delivery)

Address

Telephone Number

Dated

If Warrants will be delivered by book-entry transfer, complete the following:

Name of Tendering Institution

Account Number

GUARANTEE OF DELIVERY

(Not to be used for signature guarantee)

The undersigned, a bank, broker dealer, credit union, savings association or other entity that is a member in good standing of the Securities Transfer Agents Medallion Program or a bank, broker, dealer, credit union, savings association or other entity which is an “eligible guarantor institution,” as that term is defined in Rule 17Ad-15 promulgated under the Securities Exchange Act of 1934, as amended (each of the foregoing constituting an “Eligible Institution”), guarantees delivery to the Depositary of the Warrants tendered, in proper form for transfer, or a confirmation that the Warrants tendered have been delivered pursuant to the procedure for book-entry transfer described in the Offer into the Depositary’s account at the book-entry transfer facility, in each case together with a properly completed and duly executed Letter(s) of Transmittal (or a facsimile(s) thereof), or an Agent’s Message in the case of a book-entry transfer, and any other required documents, all within three (3) Over-the-Counter Bulletin Board trading days after the date of receipt by the Depositary of this Notice of Guaranteed Delivery.

The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Warrants to the Depositary, or confirmation of receipt of the Warrants pursuant to the procedure for book-entry transfer and an Agent’s Message, within the time set forth above. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm

Authorized Signature

Name (Please Print)

Title

Address

City, State Zip

Telephone Number

Date

NOTE: DO NOT SEND WARRANTS WITH THIS FORM. WARRANTS SHOULD BE SENT WITH THE LETTER OF TRANSMITTAL.